Exhibit 99.1

Press Contact:	Investor Relations Contact:
Robyn Blum	Marilyn Mora
Cisco	Cisco
1 (408) 930-8548	1 (408) 527-7452
rojenkin@cisco.com	marilmor@cisco.com

CISCO REPORTS SECOND QUARTER EARNINGS

News Summary:

•	Total product order growth of 1% year over year

•	Product revenue strength across Catalyst 9000, Data Center Switching, Security, Wireless and Webex portfolios

•	Great progress on business transformation to more software and subscription, with 76% of software revenue sold as a subscription

•	Dividend increased 3%

•	Q2 Results:

•	Revenue: $12.0 billion

•	Flat year over year

•	Earnings per Share: GAAP: $0.60; Non-GAAP: $0.79

•	GAAP EPS decreased (12)% year over year

•	Non-GAAP EPS increased 3% year over year

•	Q3 Guidance:

•	Revenue: 3.5% to 5.5% growth year over year

•	Earnings per Share: GAAP: $0.64 to $0.69; Non-GAAP: $0.80 to $0.82

SAN JOSE, Calif. — February 9, 2021 — Cisco today reported second quarter results for the period ended January 23, 2021. Cisco reported second quarter revenue of $12.0 billion, net income on a generally accepted accounting principles (GAAP) basis of $2.5 billion or $0.60 per share, and non-GAAP net income of $3.4 billion or $0.79 per share.

“We are seeing encouraging signs of strength across our business showing how our technology will be a powerful engine for recovery and growth,” said Chuck Robbins, chairman and CEO of Cisco. “Our team delivered a strong performance as we partnered with customers on accelerating their digital transformation and driving secure, remote work.”

“Cisco executed well in Q2, delivering growth in orders, strong margins, and growth in non-GAAP EPS, while continuing to grow deferred revenue in double-digits through the shift to more software and subscriptions,” said Scott Herren, CFO of Cisco.

GAAP Results

	Q2 FY 2021	Q2 FY 2020	Vs. Q2 FY 2020
Revenue	$12.0 billion	$12.0 billion	—%
Net Income	$2.5 billion	$2.9 billion	(12)%
Diluted Earnings per Share (EPS)	$0.60	$0.68	(12)%

Non-GAAP Results

	Q2 FY 2021	Q2 FY 2020	Vs. Q2 FY 2020
Net Income	$3.4 billion	$3.3 billion	2%
EPS	$0.79	$0.77	3%

Reconciliations between net income, EPS, and other measures on a GAAP and non-GAAP basis are provided in the tables located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

Cisco Increases Quarterly Cash Dividend

Cisco declared a quarterly dividend of $0.37 per common share, a $0.01 increase or up 3% over the previous quarter’s dividend, to be paid on April 28, 2021 to all stockholders of record as of the close of business on April 6, 2021. Future dividends will be subject to Board approval.

Financial Summary

All comparative percentages are on a year-over-year basis unless otherwise noted.

Q2 FY 2021 Highlights

Revenue — Total revenue was flat at $12.0 billion, with product revenue down 1% and service revenue up 2%. Revenue by geographic segment was: Americas down 1%, EMEA up 2%, and APJC down 4%. Product revenue was led by growth in Security, up 10%. Infrastructure Platforms was down 3% and Applications was flat.

Gross Margin — On a GAAP basis, total gross margin, product gross margin, and service gross margin were 65.1%, 64.5%, and 66.6%, respectively, as compared with 64.7%, 63.9%, and 66.6%, respectively, in the second quarter of fiscal 2020.

On a non-GAAP basis, total gross margin, product gross margin, and service gross margin were 66.9%, 66.6%, and 67.9%, respectively, as compared with 66.4%, 65.9%, and 67.7%, respectively, in the second quarter of fiscal 2020.

Total gross margins by geographic segment were: 67.5% for the Americas, 66.9% for EMEA and 64.8% for APJC.

Operating Expenses — On a GAAP basis, operating expenses were $4.6 billion, up 4%, and were 38.1% of revenue. Non-GAAP operating expenses were $3.9 billion, down 1%, and were 32.6% of revenue.

Operating Income — GAAP operating income was $3.2 billion, down 5%, with GAAP operating margin of 26.9%. Non-GAAP operating income was $4.1 billion, up 2%, with non-GAAP operating margin at 34.4%.

Provision for Income Taxes — The GAAP tax provision rate was 21.8%. The non-GAAP tax provision rate was 19.0%.

Net Income and EPS — On a GAAP basis, net income was $2.5 billion, a decrease of 12%, and EPS was $0.60, a decrease of 12%. On a non-GAAP basis, net income was $3.4 billion, an increase of 2%, and EPS was $0.79, an increase of 3%.

Cash Flow from Operating Activities — $3.0 billion for the second quarter of fiscal 2021, a decrease of 22% compared with $3.8 billion for the second quarter of fiscal 2020.

Balance Sheet and Other Financial Highlights

Cash and Cash Equivalents and Investments — $30.6 billion at the end of the second quarter of fiscal 2021, compared with $29.4 billion at the end of fiscal 2020.

Deferred Revenue — $20.8 billion, up 12% in total, with deferred product revenue up 16%. Deferred service revenue was up 9%.

Remaining Performance Obligations — $28.2 billion at the end of the second quarter of fiscal 2021, up 13%.

Capital Allocation — In the second quarter of fiscal 2021, we returned $2.3 billion to shareholders through share buybacks and dividends. We declared and paid a cash dividend of $0.36 per common share, or $1.5 billion, and repurchased approximately 19 million shares of common stock under our stock repurchase program at an average price of $42.82 per share for an aggregate purchase price of $801 million. The remaining authorized amount for stock repurchases under the program is $9.2 billion with no termination date.

Acquisitions

In the second quarter of fiscal 2021, we closed the acquisition of Portshift, a privately held applications security solutions company, and the acquisition of assets and the team of Banzai Cloud Zrt., a company that specializes in deploying cloud-native applications.

In the second quarter of fiscal 2021, we announced an amendment to the definitive merger agreement under which we previously agreed to acquire Acacia Communications, Inc., a public fabless semiconductor company that develops, manufactures and sells high-speed coherent optical interconnect products that are designed to transform communications networks through improvements in performance, capacity and cost. Under the terms of the amended agreement, Cisco would acquire Acacia for $115 per share in cash, or for approximately $4.5 billion on a fully diluted basis, net of cash and marketable securities. The acquisition is expected to close during the third quarter of fiscal 2021, subject to closing conditions, including Acacia stockholder approval. All required regulatory approvals have been received.

We announced our intent to acquire IMImobile PLC, a United Kingdom publicly-traded cloud communications software and services company. The acquisition is expected to close during the third quarter of fiscal 2021, subject to certain regulatory approvals and IMImobile shareholder approval.

In addition, we announced our intent to acquire Dashbase, Inc., an enterprise software company, which closed in the third quarter of fiscal 2021. We also announced our intent to acquire Slido s.r.o, a privately held company that provides an audience interaction platform. The acquisition is expected to close during the second half of fiscal 2021, subject to customary closing conditions and regulatory approvals.

Guidance for Q3 FY 2021

Cisco expects to achieve the following results for the third quarter of fiscal 2021:

Q3 FY 2021
Revenue	3.5% - 5.5% growth Y/Y
Non-GAAP gross margin rate	65% - 66%
Non-GAAP operating margin rate	33% - 34%
Non-GAAP tax provision rate	19%
Non-GAAP EPS	$0.80 - $0.82

Cisco’s third quarter of fiscal 2021 will have 14 weeks compared to 13 weeks for the third quarter of fiscal 2020 which is reflected in the guidance.

Cisco estimates that GAAP EPS will be $0.64 to $0.69 in the third quarter of fiscal 2021.

A reconciliation between the Guidance for Q3 FY 2021 on a GAAP and non-GAAP basis is provided in the table entitled “GAAP to non-GAAP Guidance for Q3 FY 2021” located in the section entitled “Reconciliations of GAAP to non-GAAP Measures.”

Editor’s Notes:

•

Q2 fiscal year 2021 conference call to discuss Cisco’s results along with its guidance will be held on Tuesday, February 9, 2021 at 1:30 p.m. Pacific Time. Conference call number is 1-888-848-6507 (United States) or 1-212-519-0847 (international).

•

Conference call replay will be available from 4:00 p.m. Pacific Time, February 9, 2021 to 4:00 p.m. Pacific Time, February 16, 2021 at 1-800-391-9851 (United States) or 1-203-369-3268 (international). The replay will also be available via webcast on the Cisco Investor Relations website at https://investor.cisco.com.

•

Additional information regarding Cisco’s financials, as well as a webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, February 9, 2021. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The webcast will include both the prepared remarks and the question-and-answer session. This information, along with the GAAP to non-GAAP reconciliation information, will be available on the Cisco Investor Relations website at https://investor.cisco.com.

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	January 23, 2021	January 25, 2020	January 23, 2021	January 25, 2020
REVENUE:
Product	$8,572	$8,671	$17,159	$18,549
Service	3,388	3,334	6,730	6,615

Total revenue	11,960	12,005	23,889	25,164

COST OF SALES:
Product	3,044	3,126	6,250	6,650
Service	1,132	1,115	2,274	2,286

Total cost of sales	4,176	4,241	8,524	8,936

GROSS MARGIN	7,784	7,764	15,365	16,228
OPERATING EXPENSES:
Research and development	1,527	1,570	3,139	3,236
Sales and marketing	2,277	2,279	4,494	4,759
General and administrative	484	455	1,028	974
Amortization of purchased intangible assets	39	38	75	74
Restructuring and other charges	234	42	836	226

Total operating expenses	4,561	4,384	9,572	9,269

OPERATING INCOME	3,223	3,380	5,793	6,959
Interest income	161	242	335	515
Interest expense	(113)	(158)	(225)	(336)
Other income (loss), net	(16)	70	33	82

Interest and other income (loss), net	32	154	143	261

INCOME BEFORE PROVISION FOR INCOME TAXES	3,255	3,534	5,936	7,220
Provision for income taxes	710	656	1,217	1,416

NET INCOME	$2,545	$2,878	$4,719	$5,804

Net income per share:
Basic	$0.60	$0.68	$1.12	$1.37

Diluted	$0.60	$0.68	$1.11	$1.36

Shares used in per-share calculation:
Basic	4,223	4,242	4,227	4,244

Diluted	4,234	4,260	4,239	4,265

CISCO SYSTEMS, INC.

REVENUE BY SEGMENT

(In millions, except percentages)

	January 23, 2021
	Three Months Ended		Six Months Ended

	Amount	Y/Y%	Amount	Y/Y%
Revenue:
Americas	$6,969	(1)%	$14,168	(5)%
EMEA	3,207	2%	6,171	(4)%
APJC	1,784	(4)%	3,551	(6)%

Total	$11,960	—%	$23,889	(5)%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

GROSS MARGIN PERCENTAGE BY SEGMENT

(In percentages)

	January 23, 2021
	Three Months Ended	Six Months Ended
Gross Margin Percentage:
Americas	67.5%	67.4%
EMEA	66.9%	65.4%
APJC	64.8%	63.9%

CISCO SYSTEMS, INC.

REVENUE FOR GROUPS OF SIMILAR PRODUCTS AND SERVICES

(In millions, except percentages)

	January 23, 2021
	Three Months Ended		Six Months Ended
	Amount	Y/Y%	Amount	Y/Y%
Revenue:
Infrastructure Platforms	$6,391	(3)%	$12,732	(10)%
Applications	1,354	—%	2,734	(4)%
Security	822	10%	1,684	8%
Other Products	4	(39)%	9	(49)%

Total Product	8,572	(1)%	17,159	(7)%
Services	3,388	2%	6,730	2%

Total	$11,960	—%	$23,889	(5)%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	January 23, 2021	July 25, 2020
ASSETS
Current assets:
Cash and cash equivalents	$11,793	$11,809
Investments	18,795	17,610
Accounts receivable, net of allowance for doubtful accounts of $102 at January 23, 2021 and $143 at July 25, 2020	4,307	5,472
Inventories	1,436	1,282
Financing receivables, net	5,027	5,051
Other current assets	2,553	2,349

Total current assets	43,911	43,573
Property and equipment, net	2,386	2,453
Financing receivables, net	5,100	5,714
Goodwill	34,733	33,806
Purchased intangible assets, net	1,462	1,576
Deferred tax assets	4,109	3,990
Other assets	3,900	3,741

TOTAL ASSETS	$95,601	$94,853

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$5,000	$3,005
Accounts payable	1,867	2,218
Income taxes payable	763	839
Accrued compensation	3,295	3,122
Deferred revenue	11,552	11,406
Other current liabilities	4,791	4,741

Total current liabilities	27,268	25,331
Long-term debt	9,554	11,578
Income taxes payable	8,084	8,837
Deferred revenue	9,294	9,040
Other long-term liabilities	2,280	2,147

Total liabilities	56,480	56,933

Total equity	39,121	37,920

TOTAL LIABILITIES AND EQUITY	$95,601	$94,853

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Six Months Ended
	January 23, 2021	January 25, 2020
Cash flows from operating activities:
Net income	$4,719	$5,804
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and other	887	918
Share-based compensation expense	874	779
Provision (benefit) for receivables	(10)	46
Deferred income taxes	(91)	128
(Gains) losses on divestitures, investments and other, net	(86)	(162)
Change in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	1,245	1,084
Inventories	(145)	25
Financing receivables	748	408
Other assets	(212)	130
Accounts payable	(358)	(126)
Income taxes, net	(836)	(1,007)
Accrued compensation	125	(521)
Deferred revenue	226	236
Other liabilities	(16)	(355)

Net cash provided by operating activities	7,070	7,387

Cash flows from investing activities:
Purchases of investments	(6,025)	(4,250)
Proceeds from sales of investments	1,374	3,410
Proceeds from maturities of investments	3,373	4,044
Acquisitions and divestitures	(860)	(163)
Purchases of investments in privately held companies	(95)	(97)
Return of investments in privately held companies	58	91
Acquisition of property and equipment	(358)	(391)
Proceeds from sales of property and equipment	9	131
Other	(4)	(10)

Net cash (used in) provided by investing activities	(2,528)	2,765

Cash flows from financing activities:
Issuances of common stock	306	334
Repurchases of common stock—repurchase program	(1,569)	(1,648)
Shares repurchased for tax withholdings on vesting of restricted stock units	(317)	(437)
Short-term borrowings, original maturities of 90 days or less, net	—	(3,470)
Repayments of debt	—	(5,220)
Dividends paid	(3,041)	(2,972)
Other	70	(12)

Net cash used in financing activities	(4,551)	(13,425)

Net decrease in cash, cash equivalents, and restricted cash	(9)	(3,273)
Cash, cash equivalents, and restricted cash, beginning of period	11,812	11,772

Cash, cash equivalents, and restricted cash, end of period	$11,803	$8,499

Supplemental cash flow information:
Cash paid for interest	$220	$349
Cash paid for income taxes, net	$2,142	$2,295

CISCO SYSTEMS, INC.

DEFERRED REVENUE

(In millions)

	January 23, 2021	October 24, 2020	January 25, 2020
Deferred revenue:
Product	$8,332	$8,139	$7,160
Service	12,514	12,334	11,526

Total	$20,846	$20,473	$18,686

Reported as:
Current	$11,552	$11,271	$10,638
Noncurrent	9,294	9,202	8,048

Total	$20,846	$20,473	$18,686

CISCO SYSTEMS, INC.

REMAINING PERFORMANCE OBLIGATIONS

(In millions, except percentages)

	January 23, 2021		October 24, 2020		January 25, 2020
	Amount	Y/Y%	Amount	Y/Y%	Amount	Y/Y%
Product	$11,666	17%	$11,340	15%	$9,933	25%
Service	16,512	10%	16,129	8%	14,998	3%

Total	$28,178	13%	$27,469	10%	$24,931	11%

CISCO SYSTEMS, INC.

DIVIDENDS PAID AND REPURCHASES OF COMMON STOCK

(In millions, except per-share amounts)

	DIVIDENDS		STOCK REPURCHASE PROGRAM			TOTAL
Quarter Ended	Per Share	Amount	Shares	Weighted- Average Price per Share	Amount	Amount
Fiscal 2021
January 23, 2021	$0.36	$1,521	19	$42.82	$801	$2,322
October 24, 2020	$0.36	$1,520	20	$40.44	$800	$2,320
Fiscal 2020
July 25, 2020	$0.36	$1,525	—	$—	$—	$1,525
April 25, 2020	$0.36	$1,519	25	$39.71	$981	$2,500
January 25, 2020	$0.35	$1,486	18	$46.71	$870	$2,356
October 26, 2019	$0.35	$1,486	16	$48.91	$768	$2,254

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP NET INCOME

(In millions)

	Three Months Ended		Six Months Ended
	January 23, 2021	January 25, 2020	January 23, 2021	January 25, 2020
GAAP net income	$2,545	$2,878	$4,719	$5,804
Adjustments to cost of sales:
Share-based compensation expense	68	59	133	116
Amortization of acquisition-related intangible assets	152	150	315	300
Acquisition-related/divestiture costs	1	1	2	2
Legal and indemnification settlements/charges	—	—	43	4

Total adjustments to GAAP cost of sales	221	210	493	422

Adjustments to operating expenses:
Share-based compensation expense	358	320	720	653
Amortization of acquisition-related intangible assets	39	38	75	74
Acquisition-related/divestiture costs	34	53	93	125
Significant asset impairments and restructurings	234	42	836	226

Total adjustments to GAAP operating expenses	665	453	1,724	1,078

Adjustments to interest and other income (loss), net:
Acquisition-related/divestiture costs	(2)	—	(2)	—
(Gains) and losses on equity investments	13	(87)	(35)	(100)

Total adjustments to GAAP interest and other income (loss), net	11	(87)	(37)	(100)

Total adjustments to GAAP income before provision for income taxes	897	576	2,180	1,400

Income tax effect of non-GAAP adjustments	(162)	(166)	(408)	(375)
Significant tax matters	83	—	83	67

Total adjustments to GAAP provision for income taxes	(79)	(166)	(325)	(308)

Non-GAAP net income	$3,363	$3,288	$6,574	$6,896

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GAAP TO NON-GAAP EPS

	Three Months Ended		Six Months Ended
	January 23, 2021	January 25, 2020	January 23, 2021	January 25, 2020
GAAP EPS	$0.60	$0.68	$1.11	$1.36
Adjustments to GAAP:
Share-based compensation expense	0.10	0.09	0.20	0.18
Amortization of acquisition-related intangible assets	0.05	0.04	0.09	0.09
Acquisition-related/divestiture costs	0.01	0.01	0.02	0.03
Legal and indemnification settlements/charges	—	—	0.01	—
Significant asset impairments and restructurings	0.06	0.01	0.20	0.05
(Gains) and losses on equity investments	—	(0.02)	(0.01)	(0.02)
Income tax effect of non-GAAP adjustments	(0.04)	(0.04)	(0.10)	(0.09)
Significant tax matters	0.02	—	0.02	0.02

Non-GAAP EPS	$0.79	$0.77	$1.55	$1.62

Amounts may not sum due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET, AND NET INCOME

(In millions, except percentages)

	Three Months Ended
	January 23, 2021
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Net Income	Y/Y
GAAP amount	$5,528	$2,256	$7,784	$4,561	4%	$3,223	(5)%	$32	$2,545	(12)%
% of revenue	64.5%	66.6%	65.1%	38.1%		26.9%		0.3%	21.3%
Adjustments to GAAP amounts:
Share-based compensation expense	25	43	68	358		426		—	426
Amortization of acquisition-related intangible assets	152	—	152	39		191		—	191
Acquisition/divestiture-related costs	1	—	1	34		35		(2)	33
Significant asset impairments and restructurings	—	—	—	234		234		—	234
(Gains) and losses on equity investments	—	—	—	—		—		13	13
Income tax effect/significant tax matters	—	—	—	—		—		—	(79)

Non-GAAP amount	$5,706	$2,299	$8,005	$3,896	(1)%	$4,109	2%	$43	$3,363	2%

% of revenue	66.6%	67.9%	66.9%	32.6%		34.4%		0.4%	28.1%

	Three Months Ended
	January 25, 2020
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Interest and other income (loss), net	Net Income
GAAP amount	$5,545	$2,219	$7,764	$4,384	$3,380	$154	$2,878
% of revenue	63.9%	66.6%	64.7%	36.5%	28.2%	1.3%	24.0%
Adjustments to GAAP amounts:
Share-based compensation expense	23	36	59	320	379	—	379
Amortization of acquisition-related intangible assets	150	—	150	38	188	—	188
Acquisition/divestiture-related costs	—	1	1	53	54	—	54
Significant asset impairments and restructurings	—	—	—	42	42	—	42
(Gains) and losses on equity investments	—	—	—	—	—	(87)	(87)
Income tax effect/significant tax matters	—	—	—	—	—	—	(166)

Non-GAAP amount	$5,718	$2,256	$7,974	$3,931	$4,043	$67	$3,288

% of revenue	65.9%	67.7%	66.4%	32.7%	33.7%	0.6%	27.4%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, INTEREST AND OTHER INCOME (LOSS), NET, AND NET INCOME

(In millions, except percentages)

	Six Months Ended
	January 23, 2021
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Interest and other income (loss), net	Net Income	Y/Y
GAAP amount	$10,909	$4,456	$15,365	$9,572	3%	$5,793	(17)%	$143	$4,719	(19)%
% of revenue	63.6%	66.2%	64.3%	40.1%		24.2%		0.6%	19.8%
Adjustments to GAAP amounts:
Share-based compensation expense	49	84	133	720		853		—	853
Amortization of acquisition-related intangible assets	315	—	315	75		390		—	390
Acquisition/divestiture-related costs	1	1	2	93		95		(2)	93
Legal and indemnification settlements/charges	43	—	43	—		43		—	43
Significant asset impairments and restructurings	—	—	—	836		836		—	836
(Gains) and losses on equity investments	—	—	—	—		—		(35)	(35)
Income tax effect/significant tax matters	—	—	—	—		—		—	(325)

Non-GAAP amount	$11,317	$4,541	$15,858	$7,848	(4)%	$8,010	(5)%	$106	$6,574	(5)%

% of revenue	66.0%	67.5%	66.4%	32.9%		33.5%		0.4%	27.5%

	Six Months Ended
	January 25, 2020
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Interest and other income (loss), net	Net Income
GAAP amount	$11,899	$4,329	$16,228	$9,269	$6,959	$261	$5,804
% of revenue	64.1%	65.4%	64.5%	36.8%	27.7%	1.0%	23.1%
Adjustments to GAAP amounts:
Share-based compensation expense	46	70	116	653	769	—	769
Amortization of acquisition-related intangible assets	300	—	300	74	374	—	374
Acquisition/divestiture-related costs	—	2	2	125	127	—	127
Legal and indemnification settlements	4	—	4	—	4	—	4
Significant asset impairments and restructurings	—	—	—	226	226	—	226
(Gains) and losses on equity investments	—	—	—	—	—	(100)	(100)
Income tax effect/significant tax matters	—	—	—	—	—	—	(308)

Non-GAAP amount	$12,249	$4,401	$16,650	$8,191	$8,459	$161	$6,896

% of revenue	66.0%	66.5%	66.2%	32.6%	33.6%	0.6%	27.4%

Amounts may not sum and percentages may not recalculate due to rounding.

CISCO SYSTEMS, INC.

RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

EFFECTIVE TAX RATE

(In percentages)

	Three Months Ended		Six Months Ended
	January 23, 2021	January 25, 2020	January 23, 2021	January 25, 2020
GAAP effective tax rate	21.8%	18.6%	20.5%	19.6%
Total adjustments to GAAP provision for income taxes	(2.8)%	1.4%	(1.5)%	0.4%

Non-GAAP effective tax rate	19.0%	20.0%	19.0%	20.0%

GAAP TO NON-GAAP GUIDANCE FOR Q3 FY 2021

Q3 FY 2021	Gross Margin Rate	Operating Margin Rate	Tax Provision Rate	Earnings per Share (2)
GAAP	63.5% - 64.5%	27% - 28%	19%	$0.64 - $0.69
Estimated adjustments for:
Share-based compensation expense	0.5%	3.5%	—	$0.08 - $0.09
Amortization of acquisition-related intangible assets and acquisition/divestiture-related costs	1.0%	2.0%	—	$0.04 - $0.05
Significant asset impairments and restructurings (1)	—	0.5%	—	$0.01 - $0.02
Income tax effect of non-GAAP adjustments			—

Non-GAAP	65% - 66%	33% -34%	19%	$0.80 - $0.82

(1)

In the first quarter of fiscal 2021, we initiated a restructuring plan, which includes a voluntary early retirement program, in order to realign the organization and enable further investment in key priority areas with total estimated pretax charges of approximately $900 million consisting of severance and other one-time termination benefits, and other costs. We recognized $602 million and $232 million of these charges during the first and second quarter of fiscal 2021, respectively. We expect to recognize approximately $60 million of these charges in the third quarter of fiscal 2021 with the remaining amount to be recognized during the rest of the fiscal year.

(2)	Estimated adjustments to GAAP earnings per share are shown after income tax effects.

Except as noted above, this guidance does not include the effects of any future acquisitions/divestitures, asset impairments, restructurings and significant tax matters or other events, which may or may not be significant unless specifically stated.

Forward Looking Statements, Non-GAAP Information and Additional Information

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as continued encouraging signs of strength across our business showing how our technology will be a powerful engine for recovery and growth, our customers continuing to partner with us to accelerate their digital transformation and drive secure, remote work, and our continued growth of deferred revenue through the shift to more software and subscriptions) and the future financial performance of Cisco (including the guidance for Q3 FY 2021) that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: the impact of the COVID-19 pandemic; business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market and other customer markets; the return on our investments in certain priorities, key growth areas, and in certain geographical locations, as well as maintaining leadership in routing, switching and services; the timing of orders and manufacturing and customer lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; our ability to achieve expected benefits of our partnerships; increased competition in our product and service markets, including the data center market; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, intellectual property, antitrust, shareholder and other matters, and governmental investigations; our ability to achieve the benefits of the announced restructuring and possible changes in the size and timing of the related charges; cyber-attacks, data breaches or malware; vulnerabilities and critical security defects; terrorism; natural catastrophic events; any other pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales, engineering, service, marketing and manufacturing activities; our ability to recruit and retain key personnel; our ability to manage financial risk, and to manage expenses during economic downturns; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; changes in provision for income taxes, including changes in tax laws and regulations or adverse outcomes resulting from examinations of our income tax returns; potential volatility in operating results; and other factors listed in Cisco’s most recent reports on Forms 10-Q and 10-K filed on November 17, 2020 and September 3, 2020, respectively. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. Cisco’s results of operations for the three and six months ended January 23, 2021 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income and margin, non-GAAP effective tax rates, non-GAAP interest and other income (loss), net, and non-GAAP net income per share data for the periods presented. It also includes future estimated ranges for gross margin, operating margin, tax provision rate and EPS on a non-GAAP basis.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations.

For its internal budgeting process, Cisco’s management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, acquisition-related/divestiture costs, significant asset impairments and restructurings, significant litigation settlements and other contingencies, gains and losses on equity investments, the income tax effects of the foregoing and significant tax matters. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco. In prior periods, Cisco has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures.

From time to time in the future there may be other items that Cisco may exclude for purposes of its internal budgeting process and in reviewing its financial results. For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

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